UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
TD Ameritrade Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-49992	82-0543156
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          Effective June 1, 2011, TD Ameritrade Services Company, Inc., an indirect wholly owned subsidiary of TD Ameritrade Holding Corporation, entered into a Guaranteed Maximum Price Amendment (the “Amendment”) to its construction agreement, as amended, with Kiewit Building Group, Inc., dated December 1, 2009, to construct TD Ameritrade’s Omaha Campus (the “Agreement”).
          The Agreement contains customary terms and conditions addressing project responsibilities. The Amendment establishes a guaranteed maximum price for the core and shell building work of approximately $142 million. Completion of the work to be performed under the Agreement is expected by June 2013.
     The foregoing descriptions of the Amendment and the Agreement are qualified in their entirety by reference to the complete terms and conditions of the Amendment and the Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Guaranteed Maximum Price Amendment between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., effective June 1, 2011

10.2	Construction agreement between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., dated December 1, 2009

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: July 13, 2011	By:	/s/ William J. Gerber

		Name:	William J. Gerber
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Guaranteed Maximum Price Amendment between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., effective June 1, 2011

10.2	Construction agreement between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., dated December 1, 2009